                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY

                           RECEIVABLES SALE AGREEMENT

                            Dated as of June 27, 2003

                                  by and among

                         ARMSTRONG AIR CONDITIONING INC.

                                       and

                          LENNOX HEARTH PRODUCTS INC.,
                           as the initial Originators

                                       and

                                 LPAC CORP. II,
                                    as Buyer

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                                TABLE OF CONTENTS

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                                                                                                                  Page
ARTICLE I
AMOUNTS AND TERMS............................................................................................       1

   Section 1.1    Purchases of Receivables...................................................................       1
   Section 1.2    Payment for the Purchases..................................................................       2
   Section 1.3    Purchase Price Credit Adjustments..........................................................       4
   Section 1.4    Payments and Computations, Etc.............................................................       5
   Section 1.5    Transfer of Records........................................................................       5
   Section 1.6    Characterization...........................................................................       6

ARTICLE II
REPRESENTATIONS AND WARRANTIES...............................................................................       7

   Section 2.1    Representations and Warranties of Originators..............................................       7

ARTICLE III
CONDITIONS OF PURCHASE.......................................................................................      10

   Section 3.1    Conditions Precedent to Initial Purchase...................................................      10
   Section 3.2    Conditions Precedent to Subsequent Payments................................................      10

ARTICLE IV
COVENANTS....................................................................................................      11

   Section 4.1    Affirmative Covenants of Originators.......................................................      11
   Section 4.2    Negative Covenants of Originators..........................................................      14

ARTICLE V
TERMINATION EVENTS...........................................................................................      16

   Section 5.1    Termination Events.........................................................................      16
   Section 5.2    Remedies...................................................................................      17

ARTICLE VI
INDEMNIFICATION..............................................................................................      17

   Section 6.1    Indemnities by Originators.................................................................      17
   Section 6.2    Other Costs and Expenses...................................................................      20

ARTICLE VII
MISCELLANEOUS................................................................................................      20

   Section 7.1    Waivers and Amendments.....................................................................      20
   Section 7.2    Notices....................................................................................      20
   Section 7.3    Protection of Ownership Interests of Buyer.................................................      20
   Section 7.4    Confidentiality............................................................................      21
   Section 7.5    Bankruptcy Petition........................................................................      22

                                     - i -

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
   Section 7.6    CHOICE OF LAW..............................................................................      22
   Section 7.7    CONSENT TO JURISDICTION....................................................................      22
   Section 7.8    WAIVER OF JURY TRIAL.......................................................................      22
   Section 7.9    Integration; Binding Effect; Survival of Terms.............................................      23
   Section 7.10   Counterparts; Severability; Section References.............................................      23
   Section 7.11   Joinder of Originators.....................................................................      23

Exhibits and Schedules

EXHIBIT I    --    Definitions

EXHIBIT II   --    Principal Place of Business; Location(s) of Records; Federal Employer
                   Identification Number; Other Names

EXHIBIT III  --    Lock-Boxes; Collection Accounts; Collection Banks

EXHIBIT IV   --    Credit and Collection Policy

EXHIBIT V    --    Form of Subordinated Note

EXHIBIT VI   --    Form of Joinder Agreement

SCHEDULE A   --    List of Documents to Be Delivered to Buyer Prior to Initial Purchase

                                       ii

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                           RECEIVABLES SALE AGREEMENT

                  THIS RECEIVABLES SALE AGREEMENT, dated as of June 27, 2003, is by and among Armstrong Air Conditioning Inc., an Ohio corporation ("Armstrong"), Lennox Hearth Products Inc., a California corporation ("Hearth") (each of Armstrong and Hearth and each other Subsidiary of Lennox International which hereafter enters into a Joinder Agreement, an "Originator" and collectively, the "Originators"), and LPAC Corp. II, a Delaware corporation ("Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                             PRELIMINARY STATEMENTS

                  Each Originator now owns, and from time to time hereafter will own, Receivables. Each Originator wishes to sell and assign to Buyer, and Buyer wishes to purchase from each Originator, all of such Originator's right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

                  Each Originator and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from such Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and none of the Originators or Buyer intends these transactions to be, or for any purpose to be characterized as, loans from Buyer to an Originator.

                  Following each purchase of Receivables from the Originators, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Receivables Purchase Agreement dated as of June 27, 2003 (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Purchase Agreement") among Buyer, Lennox Industries Inc., as Servicer, Jupiter Securitization Corporation ("Jupiter"), the financial institutions from time to time party thereto as "Financial Institutions" and Bank One, NA (Main Office Chicago) or any successor agent appointed pursuant to the terms of the Purchase Agreement, as agent for Jupiter and such Financial Institutions (in such capacity, the "Agent").

                                   ARTICLE I
                                AMOUNTS AND TERMS

                  Section 1.1 Purchases of Receivables.

                  (a) In consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, (i) effective on its Closing Date, each Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from each Originator, all of such Originator's right, title and interest in and to all Receivables originated by such Originator and existing as of the close of business on the Business Day immediately prior to its Closing Date, together, in each case, with all Related Security relating thereto and all Collections thereof and

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(ii) from and after its Closing Date, each Originator hereby agrees to sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer hereby agrees to purchase from each Originator, all of such Originator's right, title and interest in and to all Receivables originated by such Originator from and after its Closing Date, together, in each case, with all Related Security relating thereto and all Collections thereof. In accordance with the preceding sentence, Buyer shall acquire all of each Originator's right, title and interest in and to all Receivables originated by such Originator existing as of the close of business on the Business Day immediately prior to its Closing Date and thereafter arising through and including its Termination Date, together with all Related Security relating thereto and all Collections thereof, and Buyer shall be obligated to pay the Purchase Price therefor in accordance with Section 1.2. In connection with the payment of the Purchase Price for any Receivables purchased hereunder, Buyer may request that the applicable Originator deliver, and such Originator shall deliver, such approvals, opinions, information, reports or documents as Buyer may reasonably request.

                  (b) It is the intention of the parties hereto that each Purchase of Receivables made hereunder shall constitute a sale of "accounts" (as such term is used in Article 9 of the UCC), which sale is absolute and irrevocable and provides Buyer with the full benefits of ownership of the Receivables. Except for the Purchase Price Credits owed pursuant to Section 1.3, each sale of Receivables hereunder is made without recourse to the Originators; provided, however, that (i) each Originator shall be liable to Buyer for all representations, warranties and covenants made by such Originator pursuant to the terms of the Transaction Documents to which such Originator is a party, and
(ii) such sale does not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of such Originator or any other Person arising in connection with the Receivables originated by such Originator, the related Contracts and/or other Related Security or any other obligations of such Originator. In view of the intention of the parties hereto that the Purchases of Receivables made hereunder shall constitute a sale of such Receivables rather than loans secured thereby, each Originator agrees that it will, on or prior to its Closing Date and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables originated by it with a legend acceptable to Buyer and to the Agent (as Buyer's assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Agent (as Buyer's assignee), each Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer's assignee) may reasonably request.

                  Section 1.2 Payment for the Purchases.

                  (a) The Purchase Price for the Purchase of Receivables of each Originator that are in existence on the close of business on the Business Day immediately preceding its Closing Date (the "Initial Cutoff Date") shall be payable in full by Buyer to such Originator on its Closing Date, and shall be paid to such Originator in the following manner:

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                           (i)      by delivery of immediately available funds,
         to the extent of funds made available to Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement or other cash on hand;

                           (ii)     by delivery of the proceeds of a
         subordinated revolving loan from such Originator to Buyer (a "Subordinated Loan") in an amount not to exceed the least of (A) the remaining unpaid portion of such Purchase Price and (B) the maximum Subordinated Loan that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount; and

                           (iii)    by accepting such Receivables as a
         contribution to Buyer's capital in exchange for shares of Series A Preferred Stock in accordance with the terms of the Stock Purchase Agreement.

Each Receivable coming into existence after the Initial Cutoff Date shall be sold or contributed to the Buyer on the Business Day immediately following the day such Receivable was originated and the Purchase Price for such Receivable shall be due and owing in full by Buyer to the Originator of such Receivable or its designee on such Business Day (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by such Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to such Originator in the manner provided in the following paragraphs (b), (c) and (d).

                  (b) With respect to any Receivables sold or contributed hereunder after the Initial Cutoff Date, on the first Business Day after such Receivable is originated, such Receivable shall be transferred to Buyer and on such date of Purchase, Buyer shall pay the Purchase Price therefor to the applicable Originator in the following manner:

                           (i) first, by delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of an interest in the Receivables to the Agent for the benefit of the Purchasers under the Purchase Agreement or other cash on hand;

                           (ii) second, by delivery of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.2(a)(ii); and

                           (iii) third, by accepting such Receivables as a contribution to Buyer's capital in exchange for shares of Series A Preferred Stock in accordance with the terms of the Stock Purchase Agreement; PROVIDED that no such capital contribution shall be made from and after the date on which such Originator notifies Buyer in writing that it has designated a date as such Originator's Termination Date.

Subject to the limitations set forth in Section 1.2(a)(ii), each Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to such Originator's Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of such Originator's Subordinated Note and shall be

                                       3

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payable solely from funds which Buyer is not required under the Purchase
Agreement to set aside for the benefit of, or otherwise pay over to, the Agent or the Purchasers. Such Originator is hereby authorized by Buyer to endorse on the schedule attached to its Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

                  (c) From and after its Termination Date, no Originator shall be obligated to (but may, at its option) sell Receivables to Buyer unless such Originator reasonably determines that the Purchase Price therefor will be satisfied with funds available to Buyer from sales of interests in the Receivables pursuant to the Purchase Agreement, Collections, proceeds of Subordinated Loans, other cash on hand or otherwise.

                  (d) Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be paid in full by Buyer to the applicable Originator on the date such Receivable is purchased, a precise reconciliation of the Purchase Price between Buyer and such Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables sold during the same Calculation Period most recently ended prior to such Settlement Date and based on the information contained in the Monthly Report delivered by the Servicer pursuant to Article VIII of the Purchase Agreement for such Calculation Period. Although such reconciliation shall be effected on Settlement Dates, increases or decreases in the amount owing under the applicable Subordinated Note made pursuant to Section 1.2(b) and any contribution of capital by the applicable Originator to Buyer made pursuant to
Section 1.2(b) shall be deemed to have occurred and shall be effective as of the date that the Purchase Price is paid. On each Settlement Date, each Originator shall determine the net increase or the net reduction in the outstanding principal amount of its Subordinated Note occurring during the immediately preceding Calculation Period and shall account for such net increase or net reduction in its books and records. Each Originator hereby agrees that within three (3) Business Days after Buyer so requests, such Originator will provide Buyer with a current report of daily sales giving rise to Receivables purchased hereunder and a current daily report of Collections received.

                  (e) Each contribution of a Receivable by an Originator to Buyer shall be deemed to be a Purchase of such Receivable by the Buyer for all purposes of this Agreement. Buyer hereby acknowledges that no Originator shall have any obligations to make further capital contributions to Buyer, in respect of Originator's equity interest in the Buyer or otherwise, in order to provide funds to pay the Purchase Price to such Originator under this Agreement or for any other reason.

                  Section 1.3 Purchase Price Credit Adjustments.

                  (a) If on any day the Outstanding Balance of a Receivable is:

                           (i) reduced as a result of any defective or rejected goods or services, any volume incentive discount, promotional or advertising credits, any other discount or any adjustment or otherwise by the applicable Originator (other than cash Collections on

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         account of such Receivable and other than reductions resulting from such Receivable being written off the applicable Originator's books as uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor),

                           (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

                  (b) if any of the representations and warranties set forth in Article II were not true with respect to any Receivable on the date of its Purchase hereunder,

then, in such event, Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the Purchase Price otherwise payable hereunder in an amount equal to the amount of such reduction or cancellation in the case of clause (a) or the Outstanding Balance of such Receivable in the case of clause
(b). If such Purchase Price Credit exceeds the Purchase Price for the Receivables sold by such Originator on such day, then such Originator shall pay the remaining amount of such Purchase Price Credit in cash within five (5) Business Days thereafter, provided that if the Termination Date of such Originator has not occurred, such Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under its Subordinated Note to the extent permitted thereunder.

                  Section 1.4 Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of the applicable Originator designated from time to time by such Originator or as otherwise directed by such Originator. In the event that any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, such Person agrees to pay, on demand, the Default Fee in respect thereof until paid in full; provided, however, that such Default Fee shall not at any time exceed the maximum rate permitted by applicable law. All computations of interest payable hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed.

                  Section 1.5 Transfer of Records.

                  (a) In connection with each Purchase of Receivables hereunder, each Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of such Originator's right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with such Purchase. In connection with such transfer, each Originator hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by such Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by such Originator or is owned by others and used by such Originator under license agreements with respect thereto, provided that should the consent of any licensor of such software to such grant of the license described herein be required, such Originator hereby agrees that upon the request of Buyer (or the Agent as Buyer's assignee), such Originator will use its reasonable efforts to obtain the consent of such

                                       5

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third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

                  (b) Each Originator (i) shall take such action requested by Buyer and/or the Agent (as Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from such Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

                  Section 1.6 Characterization. (a) If, notwithstanding the intention of the parties expressed in Section 1.1(b), any sale or contribution by an Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables hereunder shall constitute a true sale thereof, each Originator hereby grants to Buyer a valid and perfected security interest in all of such Originator's right, title and interest, now owned or hereafter acquired, in, to and under all Receivables now existing and hereafter arising, and in all Collections, Related Security with respect thereto, each Lock-Box and Collection Account, all other rights and payments relating to the Receivables and all proceeds of the foregoing to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables originated by such Originator together with all other obligations of such Originator hereunder, which security interest shall be prior to all other Adverse Claims thereto. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative. Each Originator hereby authorizes the Buyer (or its assigns), within the meaning of Section 9-509 of any applicable enactment of the UCC, as secured party, to file, without the signature of the debtor, the UCC financing statements contemplated hereby.

                  (b) Each Originator acknowledges that Buyer, pursuant to the Purchase Agreement, shall assign to the Agent, for the benefit of the Agent and the Purchasers thereunder, all of its rights, remedies, powers and privileges under this Agreement and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted by the Purchase Agreement. Each Originator agrees that the Agent, as the assignee of the Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder, and, in any case without regard to whether specific reference is made to Buyer's assigns in the provisions of this Agreement which set forth such rights and remedies) and each Originator agrees to cooperate fully with the Agent and the Purchasers in the exercise of such rights and remedies. Each Originator further agrees to give to the Agent copies of all notices it is required to give to Buyer hereunder.

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

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

                  Section 2.1 Representations and Warranties of Originators. Each Originator hereby represents and warrants to Buyer on the date hereof and on the date of each Purchase hereunder that:

                  (a) Corporate Existence and Power. Such Originator is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Such Originator is duly qualified to do business and is in good standing as a foreign corporation, and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, except to the extent that the failure to qualify or to hold such governmental licenses, authorizations, consents and approvals could not reasonably be expected to have a Material Adverse Effect.

                  (b) Power and Authority; Due Authorization Execution and Delivery. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, such Originator's use of the proceeds of the Purchases made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which such Originator is a party has been duly executed and delivered by such Originator.

                  (c) No Conflict. The execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not contravene or violate (i) its certificate or articles of incorporation or by-laws, (ii) any law, rule or regulation applicable to it, (iii) any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound except to the extent such contravention or violation could not reasonably be expected to have a Material Adverse Effect or (iv) any order, writ, judgment, award, injunction or decree binding on or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of such Originator or its Subsidiaries (except as created hereunder); and no transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by such Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

                  (e) Actions, Suits. There are no actions, suits or proceedings pending, or to the best of such Originator's knowledge, threatened, against or affecting such Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Such Originator is not in default with respect to any order of any court, arbitrator or governmental body.

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                  (f)      Binding Effect. This Agreement and each other
Transaction Document to which such Originator is a party constitute the legal, valid and binding obligations of such Originator enforceable against such Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (g) Accuracy of Information. All information heretofore furnished by such Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by such Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

                  (h) Use of Proceeds. No proceeds of the Purchases hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (i) Good Title. Immediately prior to each Purchase of a Receivable hereunder from such Originator, such Originator shall be the legal and beneficial owner of each such Receivable and Related Security with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect such Originator's ownership interest in each such Receivable, its Collections and the Related Security. Armstrong hereby represents and warrants that immediately prior to each purchase under the Sale and Assignment, LPAC Corp. shall be the legal and beneficial owner of the Receivables and Related Security with respect thereto sold by it thereunder, free and clear of any Adverse Claim, except as created by the Transaction Documents and there have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Armstrong's ownership interest in each Receivable, its Collections and the Related Security purchased by it from LPAC Corp.

                  (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall upon each Purchase from such Originator hereunder, transfer to Buyer (and Buyer shall acquire from such Originator) legal and equitable title to, with the right to sell and encumber each Receivable originated by such Originator, whether now existing or hereafter arising, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except as created by the Transaction Documents. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's security interest in the Receivables, the Related Security and the Collections.

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

                  (k) Places of Business. The principal places of business and chief executive office of such Originator and the offices where it keeps all of its Records are located at the address(es) listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. The state of incorporation, Federal Employer Identification Number and organizational identification number of each Originator is correctly set forth on Exhibit II.

                  (l) Collections. The conditions and requirements set forth in Section 4.1(j) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of such Originator at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III.

                  (m) Material Adverse Effect. Since December 31, 2002, no event has occurred that would have a Material Adverse Effect.

                  (n) Names. Such Originator has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement, other than as listed on Exhibit II.

                  (o) Ownership of Buyer. Lennox International indirectly owns 100% of the issued and outstanding capital stock of Buyer, each Originator directly owns 5% of the issued and outstanding common stock of Buyer, Heatcraft Technologies Inc. directly owns 85% of the issued and outstanding common stock of Buyer, and collectively the Originators directly own all of the issued and outstanding preferred stock of Buyer, in each case free and clear of any Adverse Claim. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire equity securities of Buyer.

                  (p) Not a Holding Company or an Investment Company. Such Originator is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Such Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

                  (q) Compliance with Law. Such Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. Each Receivable originated by such Originator, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation, except where such contravention or violation could not reasonably be expected to have a Material Adverse Effect.

                  (r) Compliance with Credit and Collection Policy. Such Originator has complied in all material respects with its Credit and Collection Policy with regard to each Receivable originated by it and the related Contract, and has not made any change to such Credit

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and Collection Policy, other than as permitted under Section 4.2 and in compliance with the notification requirements of Section 4.1(a)(vii).

                  (s) Payments to Originator and LPAC Corp. With respect to each Receivable originated by such Originator and transferred to Buyer hereunder, the Purchase Price received by such Originator constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by such Originator of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended. With respect to each Receivable transferred to Armstrong under the Sale and Assignment, the purchase price paid by Armstrong constitutes reasonably equivalent value in consideration therefor and such transfer was not made for or on account of an antecedent debt. No transfer by LPAC Corp. of any Receivable under the Sale and Assignment is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

                  (t) Enforceability of Contracts. Each Contract with respect to each Receivable originated by such Originator is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                  (u) Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase hereunder was an Eligible Receivable on such date.

                  (v) Accounting. The manner in which such Originator accounts for the transactions contemplated by this Agreement does not jeopardize the characterization of the transactions contemplated herein as being true sales.

                                  ARTICLE III
                             CONDITIONS OF PURCHASE

                  Section 3.1 Conditions Precedent to Initial Purchase. The initial Purchase under this Agreement is subject to the conditions precedent that (a) Buyer shall have received on or before the date of such Purchase those documents listed on Schedule A and (b) all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

                  Section 3.2 Conditions Precedent to Subsequent Payments. Buyer's obligation to pay for Receivables coming into existence after the Initial Cutoff Date shall be subject to the further conditions precedent that
(a) the Facility Termination Date shall not have occurred; and (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it may reasonably request. Each Originator represents and warrants that the representations and warranties set forth in Article II are true and correct in all material respects (except that the

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

foregoing materiality standard shall not apply to any such representation or warranty which is qualified by a materiality standard by its terms) on and as of the date each Receivable came into existence as though made on and as of such date.

                                   ARTICLE IV
                                    COVENANTS

                  Section 4.1 Affirmative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants as set forth below:

                  (a) Reporting. Such Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to Buyer (and its assigns to the extent not furnished by Buyer under the Purchase Agreement):

                           (i) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Agent or Jupiter, copies of the same.

                           (ii) Change in Credit and Collection Policy. At least thirty (30) days prior to the effectiveness of any material change in or material amendment to the Credit and Collection Policy, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.

                           (iii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of such Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

                  (b) Notices. Such Originator will notify the Buyer (and its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

                           (i) Termination Events or Potential Termination Events. The occurrence of each Termination Event and each Potential Termination Event, by a statement of an Authorized Officer of such Originator.

                           (ii) Judgment and Proceedings. (1) The entry of any judgment or decree against such Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against such Originator and its Subsidiaries exceeds $10,000,000, and (2) the institution of any litigation, arbitration proceeding or governmental proceeding against such Originator or any of its Subsidiaries which, individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

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

                           (iii) Material Adverse Effect. The occurrence of any event or condition that has had, or could reasonably be expected to have, a Material Adverse Effect.

                           (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which such Originator is a debtor or an obligor, which could reasonably be expected to have a Material Adverse Effect.

                  (c) Compliance with Laws and Preservation of Corporate Existence. (i) Such Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect. (ii) Such Originator will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where its business is conducted, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

                  (d) Audits. Such Originator will furnish to Buyer (and its assigns) from time to time such information with respect to it and the Receivables as Buyer (or its assigns) may reasonably request. Such Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon reasonable notice and at the sole cost of such Originator, permit Buyer (and its assigns) or their respective agents or representatives,
(i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Person relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and
(ii) to visit the offices and properties of such Person for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Person's financial condition or the Receivables and the Related Security or such Person's performance under any of the Transaction Documents or such Person's performance under the Contracts and, in each case, with any of the officers or employees of such Person having knowledge of such matters; provided that (A) during a Level One Enhancement Period and prior to the occurrence of an Amortization Event, such Originator shall be responsible for the cost of only one audit at each location of such Originator during any 12 month period beginning on the date hereof or any anniversary of the date hereof and (B) during a Level Two Enhancement Period and prior to the occurrence of an Amortization Event, such Originator shall be responsible for the cost of only two audits at each location of such Originator during any 12 month period beginning on the date hereof or any anniversary of the date hereof.

                  (e)      Keeping and Marking of Records and Books.

                           (i) Such Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Such Originator will give

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

         Buyer (and its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

                           (ii) Such Originator will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (and its assigns), describing Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) upon the request of Buyer (or its assigns), (x) mark each Contract with a legend describing Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) and (y) deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract) relating to the Receivables.

                  (f) Compliance with Contracts and Credit and Collection Policy. Such Originator will timely and fully (i) perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

                  (g) Ownership. Such Originator will take all necessary action to establish and maintain, irrevocably in Buyer, legal and equitable title to the Receivables, the Related Security and the Collections, free and clear of any Adverse Claims other than Adverse Claims in favor of Buyer (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request). Armstrong will take all necessary action to establish and maintain, irrevocably in itself, legal and equitable title to the Receivables, the Related Security and the Collections Armstrong purchased from LPAC Corp., free and clear of any Adverse Claims other than Adverse Claims in favor of Armstrong, Buyer and Buyer's assigns (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Armstrong's and Buyer's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request). Armstrong shall take all actions to perfect and enforce its rights and interests under the Sale and Assignment as the Buyer or its assigns may from time to time reasonably request.

                  (h) Purchasers' Reliance. Such Originator acknowledges that the Agent and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer's identity as a legal entity that is separate from any Lennox Entity. Therefore, from and after the date of execution and delivery of this Agreement, such Originator will take all reasonable steps including, without limitation, all steps that Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of such Originator and not just a division of such Originator. Without

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

limiting the generality of the foregoing and in addition to the other covenants set forth herein, such Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between such Originator and Buyer on an arm's-length basis and in a manner consistent with the procedures set forth in U.S. Treasury Regulations Sections 1.1502-33(d) and 1.1552-1.

                  (i) Collections. Such Originator will cause (1) all Collections to be remitted by the Obligors directly to either a Lock-Box or a Collection Account, (2) all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (3) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect; provided that Hearth shall have 30 days after the date hereof to deliver a fully executed Collection Account Agreement with respect to the Lock-Box and Collection Account into which Collections of Receivables originated by Hearth are deposited. In the event any payments relating to Receivables are remitted directly to such Originator or any Affiliate of such Originator, such Originator will remit (or will cause all such payments to be remitted) directly to a Collection Bank for deposit into a Collection Account within two (2) Business Days following receipt thereof and, at all times prior to such remittance, such Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Such Originator will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer, and will not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Purchase Agreement.

                  (j) Taxes. Such Originator will file all tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing except any such taxes which are not yet delinquent or are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books. Such Originator will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

                  (k) Insurance. Such Originator will maintain in effect, or cause to be maintained in effect, at such Originator's own expense, such casualty and liability insurance covering the Equipment as such Originator deems appropriate in its good faith business judgment.

                  Section 4.2 Negative Covenants of Originators. Until the date on which this Agreement terminates in accordance with its terms, each Originator hereby covenants that:

                  (a) Name Change, Offices and Records. Such Originator will not (i) make any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), identity, corporate structure or chief executive office or location of its books and records unless, at least thirty
(30) days prior to the effective date of any such name change,

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

change in corporate structure, or change in location of its chief executive office or books and records such Originator notifies Buyer (and its assigns) thereof and delivers to the Agent such financing statements (Forms UCC-1 and UCC-3) authorized or executed by such Originator (if required under applicable law) which Buyer (or its assigns) may reasonably request to reflect such name change, location change, or change in corporate structure, together with such other documents and instruments that Buyer (or its assigns) may reasonably request in connection therewith and has taken all other steps to ensure that Buyer (and its assigns) continues to have a first priority, perfected security interest in the Receivables originated by such Originator, the Related Security related thereto and any Collections thereon, or (ii) change its jurisdiction of organization unless the Buyer (and its assigns) shall have received from such Originator, prior to such change, (A) those items described in clause (i) hereof, and (B) if Buyer (or its assigns) shall so request, an opinion of counsel, in form and substance reasonably satisfactory to such Person, as to such organization and such Originator's valid existence and good standing and the perfection and priority of Buyer's and the Agent's security interests in the Receivables originated by such Originator, the Related Security and Collections.

                  (b) Change in Payment Instructions to Obligors. Such Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (and its assigns) shall have received, at least ten (10) days before the proposed effective date therefor,
(i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Account or Lock-Box; provided, however, that such Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account or Lock-Box.

                  (c) Modifications to Contracts and Credit and Collection Policy. Such Originator will not make any change to the Credit and Collection Policy that could adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Such Originator will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with its Credit and Collection Policy.

                  (d) Sales, Liens. Such Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and such Originator will defend the right, title and interest of Buyer and its assigns in, to and under any of the foregoing property, against all claims of third parties claiming through or under such Originator. Such Originator shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory, the financing or lease of which gives rise to a Receivable.

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

                  (e) Accounting for Purchases. Such Originator will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables originated by it and the Related Security and Collections with respect thereto by such Originator to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables originated by it and the Related Security and Collections with respect thereto by such Originator to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with generally accepted accounting principles.

                                   ARTICLE V
                               TERMINATION EVENTS

                  Section 5.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event with respect to an Originator:

                  (a) Such Originator shall fail (i) to make any payment or deposit required hereunder or under any other Transaction Document when due and such failure shall continue for one (1) Business Day, or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) or any other Transaction Document to which it is a party and such failure shall continue for (A) in the case of any covenant set forth in paragraphs (a)(iii), (e), (j) or (k) of Section 4.1, thirty (30) days, (B) in the case of any covenant set forth in Section 4.1(a)(i) or Section 4.1(c)(i), ten (10) days and (C) except as provided in the preceding clauses (A) and (B), five (5) Business Days.

                  (b) Any representation, warranty, certification or statement made by such Originator or Performance Guarantor in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made (except that the materiality standard in this subsection (b) shall not apply to any such representation or warranty which is qualified by a materiality standard by its terms).

                  (c) Failure of such Originator or Performance Guarantor to pay any Indebtedness when due (after the passage of any applicable notice and grace period) in excess of $10,000,000; or the default (after the passage of any applicable notice and grace period) by such Originator or Performance Guarantor in the performance of any term, provision or condition contained in any agreement under which such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; provided that Bank One has not waived any such default in its capacity as a lender under such agreement; or any such Indebtedness of such Originator or Performance Guarantor shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

                  (d) (i) Such Originator or Performance Guarantor shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or (ii) any proceeding shall be

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instituted by or against any such Person seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) any such Person shall take any corporate action to authorize any of the actions set forth in the foregoing clauses (i) or (ii) of this subsection (d).

                  (e) A Change of Control shall occur with respect to such Originator or the Performance Guarantor.

                  (f) One or more final judgments for the payment of money in an amount in excess of $10,000,000, individually or in the aggregate, shall be entered against such Originator or Performance Guarantor on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

                  (g) Performance Guarantor shall fail to perform or observe any term, covenant or agreement required to be performed by it under the Performance Guaranty, or the Performance Guaranty shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability.

                  Section 5.2 Remedies. Upon the occurrence and during the continuation of a Termination Event with respect to any Originator, Buyer may take any of the following actions: (i) declare such Originator's Termination Date to have occurred, whereupon its Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Originator; provided, however, that upon the occurrence of Termination Event described in Section 5.1(d), or of an actual or deemed entry of an order for relief with respect to any Originator under the Federal Bankruptcy Code, such Originator's Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Originator and (ii) to the fullest extent permitted by applicable law, declare that the Default Fee shall accrue with respect to any amounts then due and owing to Buyer by such Originator. The aforementioned rights and remedies shall be without limitation and in addition to all other rights and remedies of Buyer and its assigns available under this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE VI
                                 INDEMNIFICATION

                  Section 6.1 Indemnities by Originators. Without limiting any other rights that Buyer may have hereunder or under applicable law, each Originator hereby agrees to indemnify (and pay upon demand to) Buyer and its assigns, and their respective assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages,

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

losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Buyer or its assigns) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables, excluding, however:

                           (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

                           (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

                           (iii) taxes imposed by the jurisdiction in which such Indemnified Party's principal executive office is located, on or measured by the overall net income of such Indemnified Party to the extent that the computation of such taxes is consistent with the Intended Characterization;

provided, however, that nothing contained in this sentence shall limit the liability of any Originator or limit the recourse of Buyer to any Originator for amounts otherwise specifically provided to be paid by such Originator under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, such Originator shall indemnify each Indemnified Party for Indemnified Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to such Originator of Performance Guarantor) relating to or resulting from:

                                    (A)      any representation or warranty made
                  by such Originator (or any officers of any such Originator) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

                                    (B)      the failure by such Originator to
                  comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of such Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

                                    (C)      any failure of such Originator to
                  perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

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

                                    (D)      any products liability, personal
                  injury or damage suit or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;

                                    (E)      any dispute, claim, offset or
                  defense (other than discharge in bankruptcy of an Obligor) of an Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                                    (F)      the commingling of Collections of
                  Receivables at any time with other funds;

                                    (G)      any investigation, litigation or
                  proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of any Purchase, the ownership of the Receivables or any other investigation, litigation or proceeding relating to such Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

                                    (H)      any inability to litigate any claim
                  against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

                                    (I)      any Termination Event described in
                  Section 5.1(d);

                                    (J)      any failure to vest and maintain
                  vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim;

                                    (K)      in the case of Armstrong, any
                  failure of Armstrong to acquire and maintain legal and equitable title to, and ownership of any Receivable transferred to it under the Sale and Assignment and the Related Security and Collections with respect thereto from LPAC Corp., free and clear of any Adverse Claim (other than as created hereunder); or any failure of Armstrong to give reasonably equivalent value to LPAC Corp. under the Sale and Assignment in consideration of the transfer by LPAC Corp. of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;

                                    (L)      the failure to have filed, or any
                  delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of any Purchase or at any subsequent time;

                                    (M)      any action or omission by such
                  Originator which reduces or impairs the rights of Buyer or its assigns with respect to any Receivable or the value of any such Receivable; and

                                    (N)      any attempt by any Person to void
                  any Purchase hereunder under statutory provisions or common law or equitable action.

                  Section 6.2 Other Costs and Expenses. The Originators, jointly and severally, shall pay to Buyer, on demand, all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. The Originators, jointly and severally, shall pay to Buyer, on demand, any and all reasonable costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

                                   ARTICLE VII
                                  MISCELLANEOUS

                  Section 7.1 Waivers and Amendments.

                  (a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

                  (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by each Originator and Buyer, and consented to by the Agent.

                  Section 7.2 Notices. All communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by facsimile transmission, upon confirmation of receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 7.2.

                  Section 7.3 Protection of Ownership Interests of Buyer.

                  (a) Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or reasonably desirable, or that Buyer (or its assigns) may reasonably request, to perfect, protect or more fully evidence the interests of the Buyer hereunder and the Purchaser Interests under the Purchase Agreement, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time, Buyer (or its assigns) may, direct an Originator to notify the Obligors of Receivables originated by it, at such Originator's expense, of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

                  (b) If any Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligation, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by such Originator as provided in Section 6.2. Each Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(ies)-in-fact, to act on behalf of such Originator (i) to execute on behalf of such Originator as debtor and to file financing statements identifying such Originator as debtor or seller necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's and its assigns' interests in the Receivables. This appointment is coupled with an interest and is irrevocable.

                  Section 7.4 Confidentiality.

                  (a) Each Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Agent and Jupiter and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that such Originator and its officers and employees may disclose such information to such Originator's external accountants and attorneys and as required by any applicable law, regulation or order of any judicial or administrative proceeding whether or not having the force of law.

                  (b) Anything herein to the contrary notwithstanding, each Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agent, the Financial Institutions or Jupiter by each other, (ii) by Buyer, the Agent or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Jupiter or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Bank One, NA acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

                  (c) Anything herein to the contrary notwithstanding, each of the Buyer, each Originator, each Indemnified Party and any successor or assign of any of the foregoing (and each employee, representative or other agent of any of the foregoing) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated herein and all materials of any kind (including opinions or other tax analyses) that are or have been provided to any of the foregoing relating to such tax treatment or tax structure, and it is hereby confirmed that each of the foregoing have been so authorized since the commencement of discussions regarding the transactions.

                  Section 7.5 Bankruptcy Petition. The Originators and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Jupiter, it will not institute against, or join any other Person in instituting against, Jupiter any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  Section 7.6 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS (INCLUDING, BUT NOT LIMITED TO, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS).

                  Section 7.7 CONSENT TO JURISDICTION. EACH ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH PERSON PURSUANT TO THIS AGREEMENT AND EACH ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ANY ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE OF ANY SUCH PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY SUCH ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A UNITED STATES FEDERAL COURT OR AN ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS.

                  Section 7.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH

THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

                  Section 7.9 Integration; Binding Effect; Survival of Terms.

                  (a) THIS AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT CONTAIN THE FINAL AND COMPLETE INTEGRATION OF ALL PRIOR EXPRESSIONS BY THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SHALL CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF SUPERSEDING ALL PRIOR ORAL OR WRITTEN UNDERSTANDINGS.

                  (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by an Originator pursuant to Article II, (ii) the indemnification and payment provisions of Article VI, and Section 7.5 shall be continuing and shall survive any termination of this Agreement.

                  Section 7.10 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section," "Schedule" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

                  Section 7.11 Joinder of Originators. Subject to the approval of the Agent, any wholly-owned domestic Subsidiary of Lennox International may become an Originator hereunder by entering into a Joinder Agreement with Buyer. From and after the effective date of such Joinder Agreement, subject to the terms and conditions set forth therein, and upon the Agent's receipt of each other agreement, document, lien search report, financing statement, opinion and certificate requested by the Agent, such Subsidiary shall become a party hereto as an Originator, entitled to the rights and subject to the obligations of an Originator hereunder.

                  Section 7.12 Amendments Related to Credit Agreement. On or prior to the date which is 30 days after the execution of the Credit Agreement, the parties hereto agree to amend the dollar amounts set forth in Sections 4.1(b)(ii)(1), 5.1(c), and 5.1(f) to conform to the parallel provisions contained in the Credit Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                                 ARMSTRONG AIR CONDITIONING INC., as
                                 an Originator

                                 By:____________________________________________
                                 Name:
                                 Title:

                                 Address: 421 Monroe Street
                                          Bellevue, Ohio  44811

                                 Attention: David L. Inwan, Controller
                                 Fax:

                                 LENNOX HEARTH PRODUCTS INC., as an
                                 Originator

                                 By:____________________________________________
                                 Name:
                                 Title:

                                 Address:

                                 Attention:
                                 Fax:

                  Signature Page to Receivables Sale Agreement

                                 LPAC CORP. II, as Buyer

                                 By:____________________________________________
                                 Name:
                                 Title:

                                 Address: 2140 Lake Park Blvd.
                                          Richardson, Texas  75080-2254
                                          Attention: Gregg Moseman

                                          Fax:

                                 Copy to: Carl Edwards
                                          General Counsel
                                          Lennox International Inc.
                                          P.O. Box 799900
                                          Dallas, Texas  75379-9900

                                          Physical address:
                                          2140 Lake Park Blvd.
                                          Richardson, Texas  75080-2254

                                 Fax:

                  Signature Page to Receivables Sale Agreement

                                    EXHIBIT I

                                   DEFINITIONS

                  This is Exhibit I to the Agreement (as hereinafter defined). As used in the Agreement and the Exhibits, Schedules and Annexes thereto, capitalized terms have the meanings set forth in this Exhibit I (such meanings to be equally applicable to the singular and plural forms thereof). If a capitalized term is used in the Agreement, or any Exhibit, Schedule or Annex thereto, and not otherwise defined therein or in this Exhibit I, such term shall have the meaning assigned thereto in Exhibit I to the Purchase Agreement.

                  "Agent" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "Agreement" means the Receivables Sale Agreement, dated as of June 27, 2003, among the Originators and Buyer, as the same may be amended, restated or otherwise modified.

                  "Armstrong" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "Authorized Officer" means, with respect to an Originator, its president, any vice president, corporate controller, treasurer, assistant treasurer or chief financial officer.

                  "Bank Rate" means a per annum rate equal to the "prime rate" announced by the Agent from time to time, changing when and as such rate changes.

                  "Business Day" means any day on which banks are not authorized or required to close in New York, New York, Dallas, Texas or Chicago, Illinois and The Depository Trust Company of New York is open for business.

                  "Buyer" has the meaning set forth in the preamble to the Agreement.

                  "Calculation Period" means each calendar month or portion thereof which elapses during the term of the Agreement. The first Calculation Period for each Originator shall commence on the date of the initial Purchase of Receivables from such Originator hereunder and the final Calculation Period shall terminate on the Termination Date for such Originator.

                  "Closing Date" means, in the case of any Originator that is a party to this Agreement on the date hereof, the date hereof, and in the case of any Originator that joins this Agreement pursuant to a Joinder Agreement, the effective date of such Joinder Agreement.

                  "Collection Account" means each concentration account, depositary account, lock-box account or similar account in which any Collections are collected or deposited and which is listed on Exhibit III.

                  "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all yield,

                                    Exh.I-1

Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable.

                  "Contract" means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.

                  "Credit and Collection Policy" means each Originator's credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit IV, as modified from time to time in accordance with the Agreement.

                  "Dilutions" means, at any time, the aggregate amount of reductions or cancellations described in Section 1.3(a) of the Agreement.

                  "Discount Factor" means a percentage calculated to provide Buyer with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to Buyer of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. Each Originator and Buyer may agree from time to time to change the Discount Factor based on changes in one or more of the items affecting the calculation thereof, provided that any change to the Discount Factor shall take effect as of the commencement of a Calculation Period, shall apply only prospectively and shall not affect the Purchase Price payment in respect of a Purchase which occurred during or prior to the Calculation Period during which such Originator and Buyer agree to make such change.

                  "Federal Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as amended and any successor statute thereto.

                  "Finance Charges" means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.

                  "Hearth" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "Initial Cutoff Date" has the meaning set forth in Section 1.2(a).

                  "Intended Characterization" means, for income tax purposes, the characterization of the acquisition by the Purchasers of Purchaser Interests under the Purchase Agreement as a loan or loans by the Purchasers to Buyer secured by the Receivables, the Related Security and the Collections.

                  "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit VI to the Agreement executed by a Subsidiary of Lennox International and Buyer pursuant to Section 7.11 of the Agreement.

                  "Jupiter" has the meaning set forth in the Preliminary Statements to the Agreement.

                                    Exh.I-2

                  "Lock-Box" means each locked postal box with respect to which a bank who has executed a Collection Account Agreement has been granted exclusive access for the purpose of retrieving and processing payments made on the Receivables and which is listed on Exhibit III.

                  "Material Adverse Effect" means a material adverse effect on
(i) the financial condition or operations of any Originator and its Subsidiaries taken as a whole or the Performance Guarantor and its Subsidiaries taken as a whole, (ii) the ability of any Originator to perform its obligations under the Agreement or any other Transaction Document or the Performance Guarantor to perform its obligations under the Performance Guaranty or any other Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, (iv) any Originator's, Buyer's, the Agent's or any Purchaser's interest in the Receivables generally or in any significant portion of the Receivables, the Related Security or Collections with respect thereto, or
(v) the collectibility of the Receivables generally or of any material portion of the Receivables.

                  "Net Value" means, as of any date of determination, an amount equal to the sum of (i) the aggregate Outstanding Balance of the Receivables at such time, minus (ii) the sum of (A) the aggregate Capital outstanding at such time, plus (B) the Aggregate Reserves.

                  "Net Worth" means as of the last Business Day of each Calculation Period preceding any date of determination, the excess, if any, of
(a) the aggregate Outstanding Balance of the Receivables at such time, over (b) the sum of (i) the Aggregate Capital outstanding at such time, plus (ii) the aggregate outstanding principal balance of the Subordinated Loans (including any Subordinated Loan proposed to be made on the date of determination).

                  "Original Balance" means, with respect to any Receivable, the Outstanding Balance of such Receivable on the date it was purchased by Buyer.

                  "Originators" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "Potential Termination Event" means an event which, with the passage of time or the giving of notice, or both, would constitute a Termination Event.

                  "Purchase" means each purchase or receipt of a contribution pursuant to Section 1.1(a) of the Agreement by Buyer from each Originator of the Receivables originated by such Originator and the Related Security and the Collections related thereto, together with all related rights in connection therewith.

                  "Purchase Agreement" has the meaning set forth in the Preliminary Statements to the Agreement.

                  "Purchase Price" means, with respect to any Purchase from any Originator on any date, the aggregate price to be paid by Buyer to such Originator for the Receivables of such Originator that are the subject of such Purchase in accordance with Section 1.2 of the Agreement for the Receivables, Collections and Related Security being sold to Buyer by such Originator on such date, which price shall equal (i) the product of (x) the Original Balance of such Receivables, multiplied by (y) one minus the Discount Factor then in effect, minus (ii) any Purchase Price

                                    Exh.I-3

Credits to be credited against the Purchase Price otherwise payable to such Originator in accordance with Section 1.3 of the Agreement.

                  "Purchase Price Credit" has the meaning set forth in Section
1.3 of the Agreement.

                  "Purchaser" means Jupiter or a Financial Institution, as applicable.

                  "Receivable" means all indebtedness and other obligations owed to the applicable Originator (at the time it arises, and before giving effect to any transfer or conveyance under the Agreement) or Buyer (after giving effect to the transfers under the Agreement) or in which the Buyer or such Originator has a security interest or other interest, including, without limitation, any indebtedness, obligation or interest constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by such Originator and further includes, without limitation, the obligation to pay any Finance Charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction; provided, that any indebtedness, rights or obligations referred to in the immediately preceding sentence shall be a Receivable regardless of whether the account debtor or such Originator treats such indebtedness, rights or obligations as a separate payment obligation.

                  "Records" means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.

                  "Related Security" means, with respect to any Receivable:

                           (i) all of the applicable Originator's interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale, financing or lease of which by such Originator gave rise to such Receivable, and all insurance contracts with respect thereto,

                           (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,

                           (iii) all guaranties, letters of credit, letter of credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,

                                    Exh.I-4

                           (iv) all service contracts and other contracts and agreements associated with such Receivable,

                           (v)      all Records related to such Receivable, and

                           (vi)     all proceeds of any of the foregoing.

                  "Required Capital Amount" means, as of any date of determination, an amount equal to 3% of the Net Receivables Balance as of such date.

                  "Sale and Assignment" means that certain Sale and Assignment dated as of June 16, 2003 between LPAC Corp., a Delaware corporation, and Armstrong, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Settlement Date" means the date each month which is two (2) Business Days after the applicable Monthly Report is due.

                  "Stock Purchase Agreement" means that certain Stock Purchase Agreement dated as of June 27, 2003 among the Buyer, Hearth and Armstrong, as such agreement may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms and with the consent of the Agent.

                  "Subordinated Loan" has the meaning set forth in Section 1.2(a) of the Agreement.

                  "Subordinated Note" means each promissory note in substantially the form of Exhibit V hereto as more fully described in Section
1.2 of the Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Termination Date" means, with respect to any Originator, the earliest to occur of (i) the Facility Termination Date, (ii) the Business Day immediately prior to the occurrence of a Termination Event set forth in Section 5.1(d) with respect to such Originator, (iii) the Business Day specified in a written notice from Buyer to such Originator following the occurrence of any other Termination Event with respect to such Originator, and (iv) the date which is 30 Business Days after Buyer's receipt of written notice from such Originator that it wishes to terminate the facility evidenced by this Agreement with respect to such Originator.

                  "Termination Event" has the meaning set forth in Section 5.1 of the Agreement.

                  "Transaction Documents" means, collectively, this Agreement, the Performance Guaranty, each Collection Account Agreement, the Sale and Assignment, each Subordinated Note, the Stock Purchase Agreement and all other instruments, documents and agreements executed and delivered in connection herewith.

                  All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of Illinois, and not specifically defined herein, are used herein as defined in such Article 9.

                                    Exh.I-5

                                   EXHIBIT II

                    PLACES OF BUSINESS; LOCATIONS OF RECORDS;
             FEDERAL EMPLOYER IDENTIFICATION NUMBER(S); OTHER NAMES

1.       Armstrong Air Conditioning Inc.

         Chief executive office:

                  Armstrong Air Conditioning Inc.
                  421 Monroe St.
                  Bellevue, Ohio 44811

         Location of records:

                  Armstrong Air Conditioning Inc.
                  421 Monroe St.
                  Bellevue, Ohio 44811

         Business locations:

                  Armstrong Air Conditioning Inc.
                  421 Monroe St.
                  Bellevue, Ohio 44811

         Federal Employer Identification Number:
                  34-1601572

         Organizational Number:
                  737517

         Corporate, Partnership Trade and Assumed Names:

2.       Lennox Hearth Products Inc.

         Chief executive office:

                  Lennox Hearth Products Inc.
                  1110 W. Taft Ave
                  Orange, California 92865

         Location of records:

                  Lennox Hearth Products Inc.
                  1110 W. Taft Ave
                  Orange, California 92865

         Business locations:

                                    Exh.II-1

                  Lennox Hearth Products Inc.
                  1110 W. Taft Ave
                  Orange, California 92865

         Federal Employer Identification Number:
                  95-3127770

         Organizational Number:
                  C0795492

         Corporate, Partnership Trade and Assumed Names:

                                    Exh.II-2

                                   EXHIBIT III

                                   EXHIBIT IV

                         CREDIT AND COLLECTION POLICIES

                                    Attached

                                    Exh.IV-1

                                    EXHIBIT V

                            FORM OF SUBORDINATED NOTE

                                SUBORDINATED NOTE

                                                                   June 27, 2003

                  1. Note. FOR VALUE RECEIVED, the undersigned, LPAC CORP. II, a Delaware corporation ("SPV"), hereby unconditionally promises to pay to the order of [NAME OF APPLICABLE ORIGINATOR], a [____] corporation ("Originator"), in lawful money of the United States of America and in immediately available funds, on the date following the Amortization Date which is one year and one day after the date on which (i) the Outstanding Balance of all Receivables sold under the "Sale Agreement" referred to below has been reduced to zero and (ii) Originator has paid to the Buyer all indemnities, adjustments and other amounts which may be owed thereunder in connection with the Purchases (the "Collection Date"), the aggregate unpaid principal sum outstanding of all "Subordinated Loans" made from time to time by Originator to SPV pursuant to and in accordance with the terms of that certain Receivables Sale Agreement dated as of June 27, 2003 among Originator, [Names of other Originators] and SPV (as amended, restated, supplemented or otherwise modified from time to time, the "Sale Agreement"). Reference to Section 1.2 of the Sale Agreement is hereby made for a statement of the terms and conditions under which the loans evidenced hereby have been and will be made. All terms which are capitalized and used herein and which are not otherwise specifically defined herein shall have the meanings ascribed to such terms in the Sale Agreement or the Purchase Agreement described below.

                  2. Interest. SPV further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at a rate equal to the Bank Rate; provided, however, that if SPV shall default in the payment of any principal hereof, SPV promises to pay, on demand, interest at the rate of the Bank Rate plus 2.00% per annum on any such unpaid amounts, from the date such payment is due to the date of actual payment. Interest shall be payable on the first Business Day of each month in arrears; provided, however, that SPV may elect on the date any interest payment is due hereunder to defer such payment and upon such election the amount of interest due but unpaid on such date shall constitute principal under this Subordinated Note. The outstanding principal of any loan made under this Subordinated Note shall be due and payable on the Collection Date and may be repaid or prepaid at any time without premium or penalty.

                  3. Principal Payments. Originator is authorized and directed by SPV to enter on the grid attached hereto, or, at its option, in its books and records, the date and amount of each loan made by it which is evidenced by this Subordinated Note and the amount of each payment of principal made by SPV, and absent manifest error, such entries shall constitute prima facie evidence of the accuracy of the information so entered; provided that neither the failure of Originator to make any such entry or any error therein shall expand, limit or affect the obligations of SPV hereunder.

                                     Exh.V-1

                  4. Subordination. The indebtedness evidenced by this Subordinated Note is subordinated to the prior payment in full of all of SPV's recourse obligations under that certain Receivables Purchase Agreement dated as of June 27, 2003 by and among SPV, Lennox Industries Inc., as Servicer, various "Purchasers" from time to time party thereto, and Bank One, NA (Main Office Chicago), as the "Agent" (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"). The subordination provisions contained herein are for the direct benefit of, and may be enforced by, the Agent and the Purchasers and/or any of their respective assignees (collectively, the "Senior Claimants") under the Purchase Agreement. Until the date on which all "Capital" outstanding under the Purchase Agreement has been repaid in full and all other obligations of SPV and/or the Servicer thereunder and under the "Fee Letter" referenced therein (all such obligations, collectively, the "Senior Claim") have been indefeasibly paid and satisfied in full, Originator shall not demand, accelerate, sue for, take, receive or accept from SPV, directly or indirectly, in cash or other property or by set-off or any other manner (including, without limitation, from or by way of collateral) any payment or security of all or any of the indebtedness under this Subordinated Note or exercise any remedies or take any action or proceeding to enforce the same; provided, however, that (i) Originator hereby agrees that it will not institute against SPV any proceeding of the type described in Section 5.1(d) of the Sale Agreement unless and until the Collection Date has occurred and (ii) nothing in this paragraph shall restrict SPV from paying, or Originator from requesting, any payments under this Subordinated Note so long as SPV is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the funds used for such payments to any of the Senior Claimants and further provided that the making of such payment would not otherwise violate the terms and provisions of the Purchase Agreement. Should any payment, distribution or security or proceeds thereof be received by Originator in violation of the immediately preceding sentence, Originator agrees that such payment shall be segregated, received and held in trust for the benefit of, and deemed to be the property of, and shall be immediately paid over and delivered to the Agent for the benefit of the Senior Claimants.

                  5. Bankruptcy; Insolvency. Upon the occurrence of any proceeding of the type described in Section 5.1(d) of the Sale Agreement involving SPV as debtor, then and in any such event the Senior Claimants shall receive payment in full of all amounts due or to become due on or in respect of Capital and the Senior Claim (including "CP Costs" and "Yield" as defined and as accruing under the Purchase Agreement after the commencement of any such proceeding, whether or not any or all of such CP Costs or Yield is an allowable claim in any such proceeding) before Originator is entitled to receive payment on account of this Subordinated Note, and to that end, any payment or distribution of assets of SPV of any kind or character, whether in cash, securities or other property, in any applicable insolvency proceeding, which would otherwise be payable to or deliverable upon or with respect to any or all indebtedness under this Subordinated Note, is hereby assigned to and shall be paid or delivered by the Person making such payment or delivery (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Agent for application to, or as collateral for the payment of, the Senior Claim until such Senior Claim shall have been paid in full and satisfied.

                  6. Amendments. This Subordinated Note shall not be amended or modified except in accordance with Section 7.1 of the Sale Agreement. The terms of this Subordinated Note may not be amended or otherwise modified without the prior written consent of the Agent for the benefit of the Purchasers.

                                    Exh.VI-2

                  7. GOVERNING LAW. THIS SUBORDINATED NOTE HAS BEEN MADE AND DELIVERED AT CHICAGO, ILLINOIS, AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS. WHEREVER POSSIBLE EACH PROVISION OF THIS SUBORDINATED NOTE SHALL BE INTERPRETED IN SUCH MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THIS SUBORDINATED NOTE SHALL BE PROHIBITED BY OR INVALID UNDER APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS SUBORDINATED NOTE.

                  8. Waivers. All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor. Originator additionally expressly waives all notice of the acceptance by any Senior Claimant of the subordination and other provisions of this Subordinated Note and expressly waives reliance by any Senior Claimant upon the subordination and other provisions herein provided.

                  9. Assignment. This Subordinated Note may not be assigned, pledged or otherwise transferred to any party without the prior written consent of the Agent, and any such attempted transfer shall be void.

                                 LPAC CORP. II

                                 By: ________________________________________
                                     Title:

                                    Exh.VI-3

                                    Schedule
                                       to
                                SUBORDINATED NOTE

                  SUBORDINATED LOANS AND PAYMENTS OF PRINCIPAL

                             Amount of                  Amount of               Unpaid
                           Subordinated                 Principal              Principal            Notation made
   Date                        Loan                       Paid                  Balance                  by
----------------    ---------------------------    -------------------    -------------------    -------------------

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

                                    Exh. VI-4

                                   EXHIBIT VI

                            FORM OF JOINDER AGREEMENT

                                JOINDER AGREEMENT
                                     [DATE]

                  Reference is made to the Receivables Sale Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "AGREEMENT") dated as of June 27, 2003, between the Originators from time to time party thereto and LPAC CORP. II ("BUYER"). To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Agreement.

                  ______________________, a _____ [corporation] (the "NEW
ORIGINATOR") and Buyer agree as follows:

                  1. Pursuant to Section 7.11 of the Agreement, Buyer has requested that the New Originator agree to become an "Originator" under the Agreement.

                  2. The effective date (the "EFFECTIVE DATE") of this Joinder Agreement shall be the later of (i) the date on which a fully executed copy of this Joinder Agreement is delivered to, and agreed to and acknowledged by, Bank One, NA, in its capacity as Agent under the Purchase Agreement (the "AGENT") and each other agreement, document, lien search report, financing statement, opinion and certificate requested by the Agent is delivered to the Agent and (ii) the date of this Joinder Agreement.

                  3. By executing and delivering this Joinder Agreement, the New Originator confirms to and agrees with Buyer that (i) it has received a copy of the Agreement and such other documents and information as it has deemed appropriate to make its own decision to enter into this Joinder Agreement, (ii) it will perform all of the obligations which by the terms of the Agreement and the Transaction Documents are required to be performed by it as an Originator,
(iii) its address for notices shall be the office set forth beneath its name on the signature pages of this Joinder Agreement and (iv) as of the date hereof, each of the representations and warranties set forth in Article II of the Agreement is true and correct with respect to such Originator (including without limitation that Annexes 1, 2 and 3 hereto correctly set forth all information required to be provided by such Originator on Exhibits II, III and IV to the Agreement, respectively, under Sections 2.1(k), (l) and (n) thereof).

                  4. On the Effective Date of this Joinder Agreement, the New Originator shall join in and be a party to the Agreement and shall have the rights and obligations of an Originator under the Agreement.

                  5. This Joinder Agreement may be executed by one or more of the parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                                    Exh. VI-1

                  6. THIS JOINDER AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS (INCLUDING, BUT NOT LIMITED TO, 735 ILCS SECTION 105/5-1 ET SEQ., BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS).

                  IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    [NEW ORIGINATOR]

                                    By:_______________________
                                    Name:
                                    Title:
                                    Address for notices:
                                    [Address]

                                    LPAC CORP. II, as Buyer

                                    By:_______________________
                                    Name:
                                    Title:

AGREED AND ACKNOWLEDGED THIS ___ DAY
OF ___________, 200_ BY:
BANK ONE, NA (MAIN OFFICE CHICAGO), as Agent

By:_______________________
   Name:
   Title:

                                    Exh. VI-2

                          ANNEX 1 TO JOINDER AGREEMENT
                    PLACES OF BUSINESS; LOCATIONS OF RECORDS;
    FEDERAL EMPLOYER IDENTIFICATION NUMBER(S); JURISDICTION OF INCORPORATION;
               ORGANIZATIONAL IDENTIFICATION NUMBER; OTHER NAMES

                                [NEW ORIGINATOR]

Jurisdiction of Organization:

Places of Business:

Locations of Records:

Organizational Identification Number:

Federal Employer Identification Number:

Legal, Trade and Assumed Names:

                                    Exh. VI-3

                          ANNEX 2 TO JOINDER AGREEMENT

                LOCK-BOXES; COLLECTION ACCOUNTS; COLLECTION BANKS

                                    Exh. VI-4

                          ANNEX 3 TO JOINDER AGREEMENT

                          CREDIT AND COLLECTION POLICY

                                    Exh. VI-5

                                   SCHEDULE A

      LIST OF DOCUMENTS TO BE DELIVERED TO BUYER PRIOR TO INITIAL PURCHASE

                                    Attached.

                                    Sch. A-1